NASDAQ: CCLD | CCLDO

CareCloud Reports Record Net Income and First Full-Year Positive EPS Since IPO, Exceeds Revenue Guidance and Issues 2026 Growth Outlook| Introduces AI Products

SOMERSET, N.J., March 12, 2026 (GLOBE NEWSWIRE)—CareCloud, Inc. (Nasdaq: CCLD, CCLDO), a leader in healthcare technology and generative AI solutions, today announced financial results for the full year and quarter ended December 31, 2025. The Company exceeded its full-year revenue guidance, delivered its seventh consecutive quarter of positive GAAP net income, and achieved its first full-year positive GAAP EPS since its 2014 IPO — capping a transformative year of growth, profitability, entry into the inpatient software market, AI product launches, disciplined execution and cash flow generation.

Financial Highlights	Full Year			Fourth Quarter		
	FY 2025	FY 2024	Change	Q4 2025	Q4 2024	Change
Revenue	$120.5M	$110.8M	**+8.7%**	$34.4M	$28.2M	**+21.9%**
GAAP Operating Income	$11.3M	$9.1M	**+24.4%**	$3.1M	$3.5M	**-9.8%** [1]
GAAP Net Income	$10.8M	$7.9M	**+37.5%**	$2.9M	$3.3M	**-12.4%** [1]
GAAP EPS	$0.10	($0.28)	**+$0.38**	$0.04	$0.00	**+$0.04**
Adjusted EBITDA	$27.5M	$24.1M	**+14.5%**	$7.7M	$7.1M	**+7.7%**
Non-GAAP Adj. Operating Income	$14.7M	$11.5M	**+28.3%**	$4.5M	$3.9M	**+14.8%**
Non-GAAP Adj. Net Income	$14.4M	$10.5M	**+37.2%**	$4.5M	$3.9M	**+15.1%**
Cash from Operations	$28.6M	$20.6M	**+38.4%**	$8.7M	$5.2M	**+65.9%**

[1] *Q4 2025 GAAP Operating Income and GAAP Net Income reflect a decrease as expected, driven primarily by increased amortization of acquired intangible assets and integration costs associated with the Medsphere acquisition (closed August 2025) and other 2025 acquisitions. This is a normal and anticipated accounting outcome following a significant acquisition. On a non-GAAP basis, Q4 2025 adjusted Operating Income and adjusted Net Income both grew approximately 15% year-over-year, reflecting the underlying strength of the business.*

Key 2025 Accomplishments

- **Strong Revenue Growth:** Full-year revenue of $120.5 million, exceeding previously increased guidance for the year.
- **First Full-Year Positive EPS Since 2014 IPO:** Historic milestone validating CareCloud's multi-year profitability transformation.
- **Inpatient Software Market Entry through Strategic Acquisitions:** Expanded product portfolio to include inpatient EHR, RCM, analytics and #1 Black Book ranked EDIS platform— significantly broadening the total addressable market.
- **AI Center of Excellence Live:** Launched stratusAI Desk Agent (~75% of inbound calls automated) and stratusAI Voice Audit.
- **Fully Available $10 Million Line of Credit:** Fully repaid $9.3 million on the line of credit by year-end from internally generated cash flow.
- **13 Consecutive Preferred Dividends:** Paid monthly dividends since February 2025 from free cash flow while simultaneously funding acquisitions and growth.

Management Commentary

"2025 was the year CareCloud proved its model. We exceeded revenue guidance, introduced an inpatient product suite through our acquisitions of Medsphere and MAP App, launched AI products that are already changing how care is delivered, and posted our first full-year positive EPS since going public. We enter 2026 with more scale, more capability, and more momentum than at any point in our history."
— Stephen Snyder, Chief Executive Officer, CareCloud

"Our AI and acquisition strategies are no longer parallel tracks — they are one unified growth engine. Every platform we acquire becomes smarter, faster, and more valuable when we layer in our AI capabilities. The early results from stratusAI are exceeding expectations, and we are just beginning to unlock the cross-sell potential across our expanded client base. We are excited to see our customers starting to take advantage of the benefits of our AI-enabled offerings."
— A. Hadi Chaudhry, Chief Strategy Officer, CareCloud

"The numbers tell a clear story: $28.6 million in operating cash flow, a fully repaid credit line, thirteen consecutive monthly preferred dividend payments, and GAAP net income up 37.5% year-over-year — all while funding four acquisitions. We have built a financially self-sustaining business, and our 2026 guidance reflects our confidence in continuing that trajectory."
— Norman Roth, Interim Chief Financial Officer and Corporate Controller, CareCloud

2026 Outlook: Positioned for Accelerating Growth

CareCloud enters 2026 with significant operating momentum, a broadened product portfolio spanning ambulatory and inpatient care, and a scaling AI product suite.

For the Fiscal Year Ending December 31, 2026	Full Year 2026 Guidance
Revenue	**$128 – $132 million**
Adjusted EBITDA	**$29 – $31 million**
GAAP Net Income Per Share (EPS)	**$0.20 – $0.23**

Revenue guidance is based on management's expectations for contributions from existing clients, together with cross-selling and other organic and inorganic growth. EPS guidance of $0.20–$0.23 represents a 100-130% increase from the $0.10 achieved in full year 2025. Adjusted EBITDA guidance of $29–$31 million represents growth of approximately 5–13% over 2025 actuals of $27.5 million.

Conference Call Information

CareCloud management will host a live conference call today, March 12, 2026, at **8:30 a.m. Eastern Time** to discuss full year and fourth quarter 2025 results and the Company's 2026 strategy.

Webcast: ir.carecloud.com/events
Dial-in (Audio Only): 201-389-0920 | Reference: "CareCloud, Inc. Fourth Quarter 2025 Results Conference Call."

Replay Dial-in: 412-317-6671 | Access Code: 13758591 (available approximately 3 hours after the call)

About CareCloud

CareCloud brings disciplined innovation and generative AI solutions to the business of healthcare. Our expanding suite of technology-enabled solutions serves more than 45,000 providers across ambulatory and inpatient care settings, helping clients increase financial and operational performance, streamline clinical workflows, and improve the patient experience. Our solutions include Revenue Cycle Management (RCM), Practice Management (PM), Electronic Health Records (EHR), Artificial Intelligence (AI), Business Intelligence (BI), Patient Experience Management (PXM), Emergency Department Information Systems (EDIS), and digital health solutions.

Follow CareCloud on LinkedIn, X, and Facebook. For additional information visit carecloud.com. For investor information visit ir.carecloud.com.

Contacts

Company Contact:
Norman Roth
Interim Chief Financial Officer and Corporate Controller
CareCloud, Inc.
nroth@carecloud.com

Investor Contact:
Stephen Snyder
Chief Executive Officer
CareCloud, Inc.
ir@carecloud.com

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “forecasts,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management's expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of pandemics on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future

results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company's ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies' products and services competitive with ours, manage and keep our information systems secure and other important risks and uncertainties referenced and discussed under the heading titled "Risk Factors" in the Company's filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

CARECLOUD, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2025 AND 2024

($ in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
ASSETS		
Current assets:		
Cash	$ 3,117	$ 5,145
Restricted cash	500	-
Accounts receivable - net	15,062	12,774
Contract asset	3,664	4,334
Inventory	507	574
Current assets - related party	16	16
Prepaid expenses and other current assets	2,872	1,957
Total current assets	25,738	24,800
Property and equipment - net	7,775	5,290
Operating lease right-of-use assets	3,106	3,133
Intangible assets - net	18,968	18,698
Goodwill	31,442	19,186
Other assets	569	507
TOTAL ASSETS	$ 87,598	$ 71,614
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current liabilities:		
Accounts payable	$ 6,937	$ 4,565
Accrued compensation	4,136	1,817
Accrued expenses	5,970	4,951
Operating lease liability (current portion)	927	1,287
Deferred revenue (current portion)	4,148	1,212
Notes payable (current portion)	728	310
Contingent consideration (current portion)	909	-
Dividend payable	668	5,438
Total current liabilities	24,423	19,580
Notes payable	441	26
Contingent consideration	232	-
Operating lease liability	2,187	1,847
Deferred revenue	809	387
Total liabilities	28,092	21,840
COMMITMENTS AND CONTINGENCIES		
SHAREHOLDERS' EQUITY:		
Preferred stock, $0.001 par value - authorized 7,000,000 shares. Series A, issued and outstanding 984,530 and 4,526,231 shares at December 31, 2025 and December 31, 2024, respectively. Series B, issued and outstanding 1,511,372 shares at December 31, 2025 and December 31, 2024.	2	6
Common stock, $0.001 par value - authorized 85,000,000 and 35,000,000 shares at December 2025 and 2024, respectively. Issued 43,178,748 and 16,997,035 shares at December 31, 2025 and December 31, 2024, respectively. Outstanding 42,437,949 and 16,256,236 shares at December 31, 2025 and December 31, 2024, respectively	43	17
Additional paid-in capital	119,936	121,046
Accumulated deficit	(55,832)	(66,630)
Accumulated other comprehensive loss	(3,981)	(4,003)
Less: 740,799 common shares held in treasury, at cost at December 31, 2025 and December 31, 2024	(662)	(662)
Total shareholders' equity	59,506	49,774
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 87,598	$ 71,614

CARECLOUD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2025 AND 2024
($ in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
NET REVENUE	$ 34,423	$ 28,239	$ 120,499	$ 110,837
OPERATING EXPENSES:				
Direct operating costs	18,288	15,003	64,456	60,842
Selling and marketing	1,446	1,423	4,818	6,232
General and administrative	4,809	3,996	18,386	16,123
Research and development	2,543	1,013	6,382	3,781
Depreciation and amortization	4,219	3,257	14,960	14,142
Lease termination and restructuring costs	-	91	154	596
Total operating expenses	31,305	24,783	109,156	101,716
OPERATING INCOME	3,118	3,456	11,343	9,121
OTHER:				
Interest income	18	20	206	88
Interest expense	(14)	(68)	(287)	(900)
Other expense - net	(161)	(71)	(265)	(298)
INCOME BEFORE PROVISION FOR INCOME TAXES	2,961	3,337	10,997	8,011
Income tax provision	73	41	199	160
NET INCOME	$ 2,888	$ 3,296	$ 10,798	$ 7,851
Preferred stock dividend	1,365	3,286	6,906	12,310
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$ 1,523	$ 10	$ 3,892	$ (4,459)
Net income (loss) per share: basic and diluted	$ 0.04	$ 0.00	$ 0.10	$ (0.28)
Weighted-average common shares used to compute basic income (loss) per share	42,410,577	16,244,211	37,792,428	16,146,975
Weighted-average common shares used to compute diluted income (loss) per share	42,571,977	16,244,211	37,953,828	16,146,975

CARECLOUD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
($ in thousands)

	2025	2024
OPERATING ACTIVITIES:		
Net income	$ 10,798	$ 7,851
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	15,208	14,469
Lease amortization	1,767	1,994
Provision for expected credit losses	286	334
Foreign exchange loss (gain)	109	(130)
Interest accretion	310	592
Stock-based compensation expense	454	115
Changes in operating assets and liabilities:		
Accounts receivable	(408)	(1,220)
Contract asset	754	760
Inventory	67	(109)
Other assets	(1,230)	673
Accounts payable and other liabilities	1,271	(4,650)
Deferred revenue	(825)	(37)
Net cash provided by operating activities	28,561	20,642
INVESTING ACTIVITIES:		
Purchases of property and equipment	(4,778)	(1,697)
Capitalized software and other intangible assets	(3,249)	(5,709)
Payments for acquisitions	(16,508)	-
Net cash used in investing activities	(24,535)	(7,406)
FINANCING ACTIVITIES:		
Preferred stock dividends paid	(6,295)	-
Payment of contingent obligations	(124)	-
Payment of tax withholding obligations on stock issued to employees	(24)	(579)
Proceeds from term-loan borrowings	1,452	-
Repayments of notes payable	(620)	(677)
Proceeds from line of credit	9,343	-
Repayment of line of credit	(9,343)	(10,000)
Net cash used in financing activities	(5,611)	(11,256)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND RESTRICTED CASH	57	(166)
NET (DECREASE) INCREASE IN CASH AND RESTRICTED CASH	(1,528)	1,814
CASH - Beginning of the year	5,145	3,331
CASH AND RESTRICTED CASH - End of the year	$ 3,617	$ 5,145
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:		
Conversion of preferred stock and accrued dividends to common stock	$ 2,435	$ -
Dividends declared, not paid	$ 668	$ 5
Purchase of prepaid insurance with assumption of note	$ -	$ 685
Reclass of deposits for property and equipment placed in service	$ -	$ 296
SUPPLEMENTAL INFORMATION - Cash paid during the year for:		
Income taxes	$ 246	$ 157
Interest	$ 226	$ 677

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included below under the heading "Explanation of Non-GAAP Financial Measures."

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA to GAAP Net Income

Set forth below is a reconciliation of our "adjusted EBITDA" to our GAAP net income.

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
	($ in thousands)			
Net revenue	$ 34,423	$ 28,239	$ 120,499	$ 110,837
GAAP net income	2,888	3,296	10,798	7,851
Provision for income taxes	73	41	199	160
Net interest (income) expense	(4)	48	81	812
Foreign exchange loss / other expense	164	91	284	335
Stock-based compensation expense	147	306	454	115
Depreciation and amortization	4,219	3,257	14,960	14,142
Transaction and integration costs	205	11	619	46
Lease termination and restructuring costs	-	91	154	596
Adjusted EBITDA	$ 7,692	$ 7,141	$ 27,549	$ 24,057

Non-GAAP Adjusted Operating Income to GAAP Operating Income

Set forth below is a reconciliation of our non-GAAP "adjusted operating income" and non-GAAP "adjusted operating margin" to our GAAP operating income and GAAP operating margin.

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
	($ in thousands)			
Net revenue	$ 34,423	$ 28,239	$ 120,499	$ 110,837
GAAP net income	2,888	3,296	10,798	7,851
Provision for income taxes	73	41	199	160
Net interest (income) expense	(4)	48	81	812
Other expense - net	161	71	265	298
GAAP operating income	3,118	3,456	11,343	9,121
GAAP operating margin	9.1%	12.2%	9.4%	8.2%
Stock-based compensation expense	147	306	454	115
Amortization of purchased intangible assets	1,053	76	2,129	1,577
Transaction and integration costs	205	11	619	46
Lease termination and restructuring costs	-	91	154	596
Non-GAAP adjusted operating income	**$ 4,523**	**$ 3,940**	**$ 14,699**	**$ 11,455**
Non-GAAP adjusted operating margin	13.1%	14.0%	12.2%	10.3%

Non-GAAP Adjusted Net Income to GAAP Net Income

Set forth below is a reconciliation of our non-GAAP "adjusted net income" and non-GAAP "adjusted net income per share" to our GAAP net income and GAAP net income per share.

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
	($ in thousands, except for per share amounts)			
GAAP net income	$ 2,888	$ 3,296	$ 10,798	$ 7,851
Foreign exchange loss / other expense	164	91	284	335
Stock-based compensation expense	147	306	454	115
Amortization of purchased intangible assets	1,053	76	2,129	1,577
Transaction and integration costs	205	11	619	46
Lease termination and restructuring costs	-	91	154	596
Non-GAAP adjusted net income	**$ 4,457**	**$ 3,871**	**$ 14,438**	**$ 10,520**

For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of December 31, 2025, and 2024.

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
GAAP net income (loss) attributable to common shareholders, per share	$ 0.04	$ 0.00	$ 0.10	$ (0.28)
Impact of preferred stock dividend	0.03	0.20	0.16	0.76
Net income per end-of-period share	0.07	0.20	0.26	0.48
Foreign exchange loss / other expense	0.01	0.00	0.01	0.02
Stock-based compensation expense	0.00	0.02	0.01	0.01
Amortization of purchased intangible assets	0.03	0.01	0.05	0.10
Transaction and integration costs	0.00	0.00	0.01	0.00
Lease termination and restructuring costs	0.00	0.01	0.00	0.04
Non-GAAP adjusted earnings per share	**$ 0.11**	**$ 0.24**	**$ 0.34**	**$ 0.65**
End-of-period common shares	42,437,949	16,256,236	42,437,949	16,256,236

Net cash provided by operating activities to free cash flow

Set forth below is a reconciliation of our non-GAAP "free cash flow" to our GAAP net cash provided by operating activities.

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
	($ in thousands)			
Net cash provided by operating activities	$ 8,675	$ 5,229	$ 28,561	$ 20,642
Purchases of property and equipment	(2,123)	(938)	(4,778)	(1,697)
Capitalized software and other intangible assets	(744)	(1,324)	(3,249)	(5,709)
Free cash flow	**$ 5,808**	**$ 2,967**	**$ 20,534**	**$ 13,236**
Net cash used in investing activities [1]	$ (3,335)	$ (2,262)	$ (24,535)	$ (7,406)
Net cash used in financing activities	$ (6,837)	$ (578)	$ (5,611)	$ (11,256)

[1] Net cash used in investing activities includes payments for acquisitions, purchases of property and equipment and capitalized software and other intangible assets. Purchases of property and equipment and capitalized software and other intangible assets are included in our computation of free cash flow.

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of CareCloud and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and

financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines "adjusted EBITDA" as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, impairment charges and changes in contingent consideration.

Management defines "non-GAAP adjusted operating income" as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, impairment charges and changes in contingent consideration, and "non-GAAP adjusted operating margin" as non-GAAP adjusted operating income divided by net revenue.
Management defines "non-GAAP adjusted net income" as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, impairment charges, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and "non-GAAP adjusted net income per share" as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.
In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange loss/other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not

considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Lease termination and restructuring costs. Lease termination represents the write-off of leasehold improvements and gains or losses because of early terminations. Restructuring costs primarily consist of severance and separation costs associated with the optimization of the Company's operations and profitability improvements. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Free cash flow. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net operating results as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, the Company's definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our condensed consolidated statements of cash flows.